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                                                                       EXHIBIT 5


                        LETTERHEAD OF BLANK ROME TENZER
                                 GREENBLATT LLP








                                 April 14, 2000




Brightpoint, Inc.
6402 Corporate Drive
Indianapolis, Indiana 46278

Gentlemen:

     You have requested our opinion with respect to the offer and sale by a selling stockholder of Brightpoint, Inc., a Delaware corporation (the "Company") pursuant to a Registration Statement (the "Registration Statement") on Form S-3 being filed by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 264,116 shares (the "Shares") of common stock, par value $.01 per share, of the Company.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Shares are duly authorized, validly issued and fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                       Very truly yours,


                             /s/ Blank Rome Tenzer Greenblatt LLP





                               BLANK ROME TENZER GREENBLATT LLP